UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 30, 2004 (September 27, 2004)
Date of report (Date of earliest event reported)

Commission File Number	Name of Registrant State of Incorporation Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-267	ALLEGHENY ENERGY, INC. (A Maryland Corporation) 800 Cabin Hill Drive Greensburg, Pennsylvania 15601 Telephone (724) 837-3000	13-5531602
333-72498	ALLEGHENY ENERGY SUPPLY COMPANY, LLC (A Delaware Limited Liability Company) 4350 Northern Pike Monroeville, Pennsylvania 15146-2841 Telephone (412) 858-1600	23-3020481

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] [ ] [ ] [ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On September 27, Allegheny Energy Supply, LLC (“AE Supply”), a subsidiary of Allegheny Energy, Inc. (“Allegheny Energy” and together with AE Supply, “Allegheny”), signed an agreement with Grant Peaking Power, LLC (“Grant”) and ArcLight Energy Partners Fund II, L.P. (“ArcLight Energy Partners Fund”) pursuant to which Grant agreed to purchase for approximately $173 million in cash (subject to certain adjustments) all of the member interests in Allegheny Energy Supply Lincoln Generating Facility, LLC (the “Company”), a subsidiary of AE Supply, together with assignment of an associated tolling agreement. The Company’s assets include the 656 MW natural gas-fired Lincoln Generating Facility, located in Manhattan, Illinois. ArcLight Energy Partners Fund agreed to guarantee Grant’s performance under the agreement. Proceeds from the sale will be used to repay debt. The transaction is subject to certain closing conditions, federal regulatory approvals and third party consents. Allegheny expects to record a loss on the sale of approximately $210 million (approximately $130 million, net of income taxes) in the third quarter of 2004. The transaction is expected to close in the fourth quarter of 2004. A copy of the press release relating to the sale of the Lincoln Generating Facility is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

        Grant and ArcLight Energy Partners Fund are affiliates of ArcLight Capital Partners, LLC. On August 4, 2004, Allegheny Energy announced that its subsidiary, Monongahela Power Company, had signed a definitive agreement to sell its natural gas operations in West Virginia to a partnership that includes affiliates of ArcLight Capital Partners, LLC.

Item 2.06	Material Impairments

        In addition to the sale of the Company discussed above, Allegheny Energy has retained Banc of America Securities as a financial advisor to assist in the sale of AE Supply’s two remaining Midwest natural gas-fired peaking facilities. In addition to the Lincoln facility, AE Supply’s natural gas-fired Midwest generating facilities include the 512 MW Wheatland Generating Facility in Wheatland, Indiana and the 526 MW Gleason Generating Facility in Gleason, Tennessee. On September 27, 2004, Allegheny concluded that it expects to take a non-cash impairment charge on these two facilities of approximately $440 million (approximately $280 million, net of income taxes) in the third quarter of 2004. Allegheny reached this conclusion as a result of the events discussed above and in light of current market conditions.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description	99.1	Press release issued by Allegheny Energy, Inc. on September 28, 2004 announcing the agreement to sell the Lincoln Generating Facility.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2004	ALLEGHENY ENERGY, INC. BY: /S/ David B. Hertzog —————————————— DAVID B. HERTZOG Vice President and General Counsel

Dated: September 30, 2004	ALLEGHENY ENERGY SUPPLY COMPANY, LLC BY: /S/ David B. Hertzog —————————————— DAVID B. HERTZOG Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Allegheny Energy, Inc. on September 28, 2004 announcing the sale of Allegheny Energy Supply Lincoln Generating Facility, LLC.